POWER OF ATTORNEY

I, the undersigned Trustee of LKCM Funds, hereby severally constitute and appoint Jacob D. Smith my true and lawful attorney-in-fact, with full power of substitution, and with full power to sign for me and in my name in my capacity as a Trustee of the LKCM Funds, any Registration Statements on Forms N-1A, any and all amendments to said Registration Statements, and any and all supplements or other instruments in connection therewith, to file the same with the Securities and Exchange Commission and the securities regulators of appropriate states and territories, and generally to do all such things in my name and behalf in connection therewith as said attorney-in-fact deems necessary or appropriate, to comply with the provisions of the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, all related requirements of the Securities and Exchange Commission and all requirements of appropriate states and territories. I hereby ratify and confirm all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this instrument has been signed by the undersigned this 20th day of April, 2021.

Mauricio Rodriguez